                                                                      Exhibit 23





               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37284) pertaining to the USA Networks, Inc. Retirement Savings Plan
- Networks of our report dated June 28, 2002, with respect to the financial statements and schedules of the USA Networks, Inc. Retirement Savings Plan - Networks included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                             /s/ Ernst & Young LLP


Tampa, Florida
June 28, 2002